   As filed with the Securities and Exchange Commission on October 4, 2000.

                                                   Registration No. 333-________


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC. 20549

                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

              Cambridge Technology Partners (Massachusetts), Inc.
             (Exact Name of Registrant as Specified in Its Charter)

          Delaware                                            06-1320610
(State or Other Jurisdiction of                            (I.R.S. Employer
Incorporation or Organization)                            Identification No.)

                               8 Cambridge Center
                         Cambridge, Massachusetts 02142
                                 (617) 374-9800
              (Address of Principal Executive Offices) (Zip Code)
                         _____________________________

              Cambridge Technology Partners (Massachusetts), Inc.
                             1998 Stock Option Plan
                            (Full Title of the Plan)
                         _____________________________

                               John J. Gavin, Jr.
                            Chief Financial Officer
              Cambridge Technology Partners (Massachusetts), Inc.
                               8 Cambridge Center
                         Cambridge, Massachusetts 02142
                    (Name and Address of Agent For Service)

                                 (617) 374-9800
         (Telephone Number, Including Area Code, of Agent For Service)
                         _____________________________

                                    COPY TO:

                             Steven C. Browne, Esq.
                        Testa, Hurwitz & Thibeault, LLP
                       High Street Tower, 125 High Street
                          Boston, Massachusetts 02110
                                 (617) 248-7000

                        CALCULATION OF REGISTRATION FEE



======================================================================================================
     Title of                               Proposed Maximum     Proposed Maximum
 Securities To Be        Amount To Be           Offering            Aggregate            Amount of
    Registered            Registered         Price Per Share      Offering Price      Registration Fee
 ----------------        ------------       ----------------     ----------------     ----------------

Common Stock             61,000 shares         $ 7.6875 (1)      $   468,937.50            $   123.80
(Par Value $.01)         86,000 shares         $ 7.8437 (2)      $   674,558.20            $   178.08
                      1,455,800 shares         $  7.875 (3)      $11,464,425.00            $ 3,026.61
                         46,000 shares         $   7.91 (4)      $   363,860.00            $    96.06
                      1,455,310 shares         $ 7.9687 (5)      $11,596,928.80            $ 3,061.59
                         25,000 shares         $ 8.0625 (6)      $   201,562.50            $    53.21
                         47,000 shares         $ 8.9687 (7)      $   421,528.90            $   111.28
                        226,000 shares         $ 9.6875 (8)      $ 2,189,375.00            $   578.00
                        156,578 shares         $14.5625 (9)      $ 2,280,167.13            $   601.96
                      2,941,312 shares         $ 4.4063(10)      $12,960,303.07            $ 3,421.52

TOTAL:
                      6,500,000 shares                           $42,621,646.09            $11,252.11
                    ==================                           ==============            ==========

Preferred Stock
Purchase Rights (11)               --              --                       --                    --
=====================================================================================================

(1) All of such shares are issuable upon the exercise of outstanding options to purchase an aggregate of 61,000 shares at an exercise price of $7.6875 per share. Pursuant to Rule 457(h)(1) of the Securities Act of 1933 (the "Securities Act"), the aggregate offering price and the fee have been computed upon the basis of the price at which the options may be exercised.

(2) All of such shares are issuable upon the exercise of outstanding options to purchase an aggregate of 86,000 shares at an exercise price of $7.8437 per share. Pursuant to Rule 457(h)(1) of the Securities Act, the aggregate offering price and the fee have been computed upon the basis of the price at which the options may be exercised.

(3) All of such shares are issuable upon the exercise of outstanding options to purchase an aggregate of 1,455,800 shares at an exercise price of $7.875 per share. Pursuant to Rule 457(h)(1) of the Securities Act, the aggregate offering price and the fee have been computed upon the basis of the price at which the options may be exercised.

(4) All of such shares are issuable upon the exercise of outstanding options to purchase an aggregate of 46,000 shares at an exercise price of $7.91 per share. Pursuant to Rule 457(h)(1) of the Securities Act, the aggregate offering price and the fee have been computed upon the basis of the price at which the options may be exercised.

(5) All of such shares are issuable upon the exercise of outstanding options to purchase an aggregate of 1,455,310 shares at an exercise price of $7.9687 per share. Pursuant to Rule 457(h)(1) of the Securities Act, the aggregate offering price and the fee have been computed upon the basis of the price at which the options may be exercised.

(6) All of such shares are issuable upon the exercise of outstanding options to purchase an aggregate of 25,000 shares at an exercise price of $8.0625 per share. Pursuant to Rule 457(h)(1) of the Securities Act, the aggregate offering price and the fee have been computed upon the basis of the price at which the options may be exercised.

(7) All of such shares are issuable upon the exercise of outstanding options to purchase an aggregate of 47,000 shares at an exercise price of $8.9687 per share. Pursuant to Rule 457(h)(1) of the Securities Act, the aggregate offering price and the fee have been computed upon the basis of the price at which the options may be exercised.

(8) All of such shares are issuable upon the exercise of outstanding options to purchase an aggregate of 226,000 shares at an exercise price of $9.6875 per share. Pursuant to Rule 457(h)(1) of the Securities Act, the aggregate offering price and the fee have been computed upon the basis of the price at which the options may be exercised.

(9) All of such shares are issuable upon the exercise of outstanding options to purchase an aggregate of 156,578 shares at an exercise price of $14.5625 per share. Pursuant to Rule 457(h)(1) of the Securities Act, the aggregate offering price and the fee have been computed upon the basis of the price at which the options may be exercised.

(10) The price of $4.4063 per share, which is the average of the high and low price of the Common Stock of the Registrant as reported on the Nasdaq National Market on October 2, 2000, is set forth solely for purposes of calculating the filing fee pursuant to Rule 457(c) of the Securities Act and has been used only for those shares without a fixed exercise price.

(11) Pursuant to the Rights Agreement of the Registrant, as amended, one right to purchase a unit of preferred stock of the Registrant (each a "Preferred Stock Purchase Right" or "Right") is deemed to be delivered with each share of Common Stock issued by the Registrant. The Rights currently are not separately transferable apart from the Common Stock, nor are they exercisable until the occurrence of certain events. Accordingly, no independent value has been attributed to the Rights.

     This Registration Statement registers additional securities of the same class as other securities for which the Registration Statement No. 333-72943 on Form S-8 as filed with the Securities and Exchange Commission (the "Commission") on February 25, 1999 is effective. Pursuant to General Instruction E of Form S-8, the contents of the above listed Registration Statement are hereby incorporated by reference herein.

Item 3.  Incorporation of Documents by Reference
         ---------------------------------------

     In addition to the documents incorporated by reference in Item 3 of Registration Statement No. 333-72943 on Form S-8, the following documents filed with the Commission are incorporated by reference in this Registration
Statement:

     a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1999 (File No. 0-21040).

     b) The Registrant's Quarterly Reports on Form 10-Q for the quarters ended March 31, 2000 and June 30, 2000 (File No. 0-21040).

Item 8.  Exhibits.
         --------

Exhibit No.       Description of Exhibit
-----------       ----------------------

4.1 Amended and Restated Certificate of Incorporation of the Registrant, as amended (filed as Exhibit 3.1 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 1998, File No. 0-21040)*

4.2               Amended and Restated By-laws of the Registrant (filed as
                  Exhibit 3.2 to the Registrant's Registration Statement on Form S-1, File No. 33-56338)*

4.3 Specimen Stock Certificate representing the Common Stock of the Registrant (filed as Exhibit 4.1 to the Registrant's Registration Statement on Form S-1, File No. 33-56338)*

4.4 Rights Agreement, dated as of June 23, 1997, by and between Cambridge Technology Partners (Massachusetts), Inc. and ChaseMellon Shareholder Services, LLC, as Rights Agent (filed as Exhibit 4.1 to the Registrant's Registration Statement on Form 8-A/A (Amendment No. 1) filed on September 30, 1998, File No. 0-21040)*

4.5 Amendment No. 1 to the Rights Agreement, dated as of September 30, 1998, by and between Cambridge Technology Partners (Massachusetts), Inc. and ChaseMellon Shareholder Services, LLC, as Rights Agent (filed as Exhibit 4.2 to the Registrant's Registration Statement on Form 8-A/A (Amendment No.
                  1) filed on September 30, 1998, File No. 0-21040)*

5                 Opinion of Testa, Hurwitz & Thibeault, LLP**

23.1              Consent of Testa, Hurwitz & Thibeault, LLP (included in
                  Exhibit 5)**

23.2              Consent of PricewaterhouseCoopers LLP**

24                Power of Attorney (included on signature page hereto)**

---------------

* Not filed herewith. In accordance with Rule 411 promulgated pursuant to the Securities Act of 1933, as amended, reference is made to the documents previously filed with the Commission, which are incorporated by reference herein.

**  Filed herewith.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cambridge and the Commonwealth of Massachusetts, on this 29th day of September, 2000.

                                    Cambridge Technology Partners
                                      (Massachusetts), Inc.



                                    By: /s/ John J. Gavin, Jr.
                                       -----------------------

                                       John J. Gavin, Jr.
                                       Chief Financial Officer

     EACH PERSON WHOSE SIGNATURE appears below this registration statement hereby constitutes and appoints Jack L. Messman, John J. Gavin, Jr. and Joseph
A. LaSala, Jr., and each of them, with full power to act without the other, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead in any and all capacities (until revoked in writing) to sign all amendments (including post-effective amendments) to this Registration Statement on Form S-8 of Cambridge Technology Partners (Massachusetts), Inc., and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission or any state securities commission or other governmental entity pertaining to such registration and sale, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary fully to all intents and purposes as he might or could do in person thereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute, may lawfully do or cause to be done by virtue hereof.


            SIGNATURE                           CAPACITY                             DATE
            ---------                           --------                             ----
/s/ Jack L. Messman                Chief Executive Officer,                 September 29, 2000
--------------------------         President and Director (Principal
Jack L. Messman                    Executive Officer)

/s/ John J. Gavin, Jr.             Executive Vice President,                September 29, 2000
--------------------------         Finance, Chief Financial Officer
John J. Gavin, Jr.                 and Treasurer (Principal
                                   Financial Officer and Principal
                                   Accounting Officer)


/s/ Warren V. Musser
--------------------------         Director                                 September 29, 2000
Warren V. Musser

/s/ Robert E. Keith, Jr.
--------------------------         Director                                 September 29, 2000
Robert E. Keith, Jr.

/s/ John W. Poduska, Sr.
--------------------------         Director                                 September 29, 2000
John W. Poduska, Sr.


--------------------------         Director                                 September __, 2000
James I. Cash, Jr.


--------------------------         Director                                 September __, 2000
James D. Robinson III

                                 EXHIBIT INDEX

Exhibit No.          Description of Exhibit
-----------          ----------------------

 4.1 Amended and Restated Certificate of Incorporation of the Registrant, as amended (filed as Exhibit 3.1 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 1998, File No. 0-21040)*

 4.2                 Amended and Restated By-laws of the Registrant (filed as
                     Exhibit 3.2 to the Registrant's Registration Statement on Form S-1, File No. 33-56338)*

 4.3 Specimen Stock Certificate representing the Common Stock of the Registrant (filed as Exhibit 4.1 to the Registrant's Registration Statement on Form S-1, File No. 33-56338)*

 4.4 Rights Agreement, dated as of June 23, 1997, by and between Cambridge Technology Partners (Massachusetts), Inc. and ChaseMellon Shareholder Services, LLC, as Rights Agent (filed as Exhibit 4.1 to the Registrant's Registration Statement on Form 8-A/A (Amendment No. 1) filed on September 30, 1998, File No. 0-21040)*

 4.5 Amendment No. 1 to the Rights Agreement, dated as of September 30, 1998, by and between Cambridge Technology Partners (Massachusetts), Inc. and ChaseMellon Shareholder Services, LLC, as Rights Agent (filed as Exhibit 4.2 to the Registrant's Registration Statement on Form 8-A/A (Amendment No. 1) filed on September 30, 1998, File No. 0-21040)*

 5                   Opinion of Testa, Hurwitz & Thibeault, LLP**

23.1                 Consent of Testa, Hurwitz & Thibeault, LLP (included in
                     Exhibit 5)**

23.2                 Consent of PricewaterhouseCoopers LLP**

24                   Power of Attorney (included on signature page hereto)**

----------------

* Not filed herewith. In accordance with Rule 411 promulgated pursuant to the Securities Act of 1933, as amended, reference is made to the documents previously filed with the Commission, which are incorporated by reference herein.

**  Filed herewith.